                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                     DISTRIBUTIONS IN DOLLARS
                                     PRIOR                                                                                   CURRENT
                ORIGINAL         PRINCIPAL                                                      REALIZED      DEFERRED     PRINCIPAL
CLASS         FACE VALUE           BALANCE      INTEREST       PRINCIPAL            TOTAL         LOSSES      INTEREST       BALANCE
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SA                  0.00              0.00     77,911.38            0.00        77,911.38           0.00          0.00          0.00
A-1        34,557,488.00     30,393,708.22    160,833.37    1,157,734.50     1,318,567.87           0.00          0.00 29,235,973.72
A-2         4,607,666.00      4,052,495.28     21,444.45      154,364.64       175,809.09           0.00          0.00  3,898,130.64
B-1         1,256,636.00      1,247,165.42      6,599.58        1,660.94         8,260.52           0.00          0.00  1,245,504.48
B-2         1,466,076.36      1,455,027.34      7,699.52        1,937.76         9,637.28           0.00          0.00  1,453,089.58
SB                  0.00              0.00          0.00            0.00             0.00           0.00          0.00          0.00
R                   0.00        405,136.09          0.00            0.00             0.00           0.00     42,826.84    447,962.93

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TOTALS     41,887,866.36     37,553,532.35    274,488.30    1,315,697.84     1,590,186.14           0.00     42,826.84 36,280,661.35
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                       FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                PASS-THROUGH
                               PRIOR                                                            CURRENT                RATES
                           PRINCIPAL                                                          PRINCIPAL
CLASS      CUSIP             BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
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SA     23321PWW4            0.000000      1.859999           0.000000           1.859999       0.000000      2.489610%     2.505726%
A-1    23321PWX2          879.511503      4.654082          33.501697          38.155779     846.009806      6.350000%     6.350000%
A-2    23321PWY0          879.511510      4.654081          33.501699          38.155780     846.009811      6.350000%     6.350000%
B-1    23321PWZ7          992.463546      5.251783           1.321735           6.573519     991.141810      6.350000%     6.350000%
B-2    23321PXA1          992.463544      5.251786           1.321732           6.573518     991.141812      6.350000%     6.350000%
SB     23321PXB9            0.000000      0.000000           0.000000           0.000000       0.000000      1.300000%     1.300000%
R                           0.000000      0.000000           0.000000           0.000000       0.000000      6.350000%     6.350000%

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SELLER:                      Quality Mortgage USA, Inc.              ADMINISTRATOR:                           David C. West
SERVICER:                   Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:          DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                     November 29, 1996                                                          Irvine, CA 92714
DISTRIBUTION DATE:               December 26, 1996                               FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     December 26, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                               15,647.31
PLUS ADDITIONAL SERVICING FEES:
                                                                                                            ---------
                                                                                                            15,647.31

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                                (6,221.45)
                                                                                                            ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                   9,425.86

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               11,127.63

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DELINQUENT
LOAN                                                         30-60                  61-90               91 +
INFORMATION:                                                 DAYS                   DAYS                DAYS                   TOTAL
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PRINCIPAL BALANCE                                       1,331,959.61            574,328.48          280,981.11          2,187,269.20
NUMBER OF LOANS                                                   20                     7                   4                    31
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00        1,140,909.64          1,362,589.24
NUMBER OF LOANS                                                    0                     0                  19                    20
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00          842,763.60            895,786.10
NUMBER OF LOANS                                                    0                     0                  11                    12
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REO LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00           92,191.63            265,339.22

NUMBER OF LOANS                                                    0                     0                   2                     3
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   37,553,532.35
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 36,280,661.35

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             486
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                474

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.639610%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.655726%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                              1,255,288.37
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             2.508372%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         6.350000%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     December 26, 1996
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     91.725602%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  80.934352%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.791249%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.321034%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.874542%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT:                                        437,191.58

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                        ^Mortgage Loan Liquidation Detail

Distribution Date:                     December 26, 1996
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                                 Original            Cut-Off              Current          Realized    Net Liquidation   Liquidation
Loan Number     Loan Group   Principal Balance  Principal Balance    Principal Balance       Loss          Proceeds          Date
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                          Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company